UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012 (June 15, 2012)

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York		10055
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Named Executive Officer

On June 20, 2012, BlackRock, Inc. (the “Company”) announced that Susan L. Wagner will retire as Vice Chairman of the Company effective June 30, 2012.

(d)	Election of New Director

On June 15, 2012, the Board of Directors of the Company elected Ms. Wagner to serve as a director of the Board effective as of October 3, 2012. Ms. Wagner has been a Vice Chairman of the Company since 2006 and has also served as a member of the Company’s Global Executive Committee and Global Operating Committee.

The Company issued a press release announcing Ms. Wagner’s retirement and appointment to the Board of Directors on June 20, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1         Press release issued by the Company on June 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ Harris Oliner
Date: June 20, 2012		Harris Oliner Managing Director and Corporate Secretary

EXHIBIT INDEX

99.1         Press release issued by the Company on June 20, 2012